Exhibit 3.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “DARKPULSE, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 2022, AT 1:26 O’CLOCK P.M.

2215728 8100 SR# 20224213319	Authentication: 105043824 Date: 12-08-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

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State of Delaware

Secretary of State

Division of Corporations

Delivered 01:26 PM 12/08/2022

FILED 01:26 PM 12/08/2022

SR 20224213319 - File Number 2215728

CERTIFICATE OF CORRECTION OF THE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF DESIGNATION

OF THE

PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS OF THE

SERIES A SUPER VOTING PREFERRED STOCK

OF

DARKPULSE, INC.

DarkPulse, Inc, a Delaware corporation (the “Company”), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.                   The name of the Company is DarkPulse, Inc.

2.                   A Certificate of Amendment of the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Super Voting Preferred Stock of the Company was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 2, 2022 (the “Certificate of Amendment”) and said Certificate of Amendment requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3.                   The inaccuracy or defect of said Certificate of Amendment to be corrected is that it stated incorrectly that the automatic conversion provision would result in the Series A Super Voting Preferred Stock would convert into 30% instead of 25% of the fully-diluted shares of Common Stock the Company as of the Conversion Date or securities of the post-merger entity if the "Change of Control" is a merger of the Company into another entity or if the Company becomes a subsidiary of another entity.

4.                   The Certificate of Incorporation is corrected by inserting ''twenty-five percent (25%)" in the place of "thirty percent (30%)" in Section 5(a) of the Certificate of Amendment:

(a)                One (1) Business Day (as defined below) prior to the occurrence of a Change of Control (as defined below) (the “Conversion Date”), the shares of Series A Preferred Stock shall automatically convert into shares of Common Stock of the Corporation on a pro rata basis (the “Conversion Shares”) which shall equal twenty-five percent (25%) of the fully-diluted shares of Common Stock the Corporation as of the Conversion Date or securities of the post-merger entity if the "Change of Control" is a merger of the Corporation into another entity or if the Corporation becomes a subsidiary of another entity. The number of Conversion Shares so determined shall be rounded up to the nearest whole number of shares. For purposes of this paragraph, a “Change of Control” of the Corporation is defined as the date that any person or group of persons (other than the shareholders of the Corporation as of the date of first issuance of shares of Series A Preferred Stock) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of fifty-one percent (51%) or more of the issued and outstanding shares of capital stock of the Corporation having the right to vote for the election of directors of the Corporation under ordinary circumstances.

5.                 All other provisions of the Certificate of Amendment remain unchanged.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be executed as of the 6th day of December, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DARKPULSE, INC.

By:	/s/ Dennis O’Leary
Name: Title:	Dennis O’Leary Chief Executive Officer

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